UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2018
_____________________________

State or other
jurisdiction of
Exact name of registrant	incorporation or	Commission	I.R.S. Employer
as specified in its charter	organization	File Number	Identification No.
Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas			72212
(Address of principal executive			(Zip Code)
offices)

(501)748-7000
(Registrants’ telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2018, Windstream Holdings, Inc., a Delaware corporation (the “Company”), entered into an Equity Distribution Agreement (the “Agreement”) with Citigroup Global Markets Inc. (the “Sales Agent”).

Under the terms of the Agreement, the Company may issue and sell, from time to time to or through the Sales Agent, shares of common stock, par value $0.0001 per share, having an aggregate offering price of up to $18,000,000 (the “Shares”). The Company intends to use the net proceeds from this offering for general corporate purposes, including, without limitation, the acquisition of companies or businesses and additional contributions to the Windstream Pension Plan.

The Sales Agent will act as the Company’s agent in connection with any offerings of the Shares under the Agreement. The sales, if any, of the Shares under the Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including by sales made directly on or through the NASDAQ Global Select Market or another market for the Shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Sales Agent. The Company will pay the Sales Agent compensation for sales of the Shares made through the Sales Agent, as sales agent, under the Agreement, in an amount not to exceed 3.00% of the gross sales price of such Shares.

The offering of the Shares pursuant to the Agreement will terminate upon the earlier of (1) the sale of all shares subject to the Agreement or (2) the termination of the Agreement by the Company or the Sales Agent. The Company may terminate the Agreement for any reason, at any time, upon prior written notice to the Sales Agent, and the Sales Agent may terminate the Agreement for any reason, at any time, upon prior written notice to the Company.

The Shares will be issued pursuant to a base prospectus dated May 3, 2018 and a prospectus supplement dated June 1, 2018, filed pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-223361) filed with the Securities and Exchange Commission on March 1, 2018.

The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit
No.	Description
1.1	Equity Distribution Agreement, dated June 1, 2018, by and between the Company and Citigroup Global Markets Inc.
5.1	Opinion of Kutak Rock LLP.
23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ Kristi M. Moody	By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody	Name:	Kristi M. Moody
Title:	Senior Vice President - General Counsel &	Title:	Senior Vice President - General Counsel &
	Corporate Secretary		Corporate Secretary

June 1, 2018